Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report  dated  June 6, 2012,  for the three months ended March 31, 2012,   related to the financial statements of DNA Precious Metals, Inc. , which appear in DNA Precious Metals, Inc’s Registration Statement on Amendment Number Eight dated June 27, 2012.

We further consent to our designation as an expert in accounting and auditing .

/s/ KBL, LLP
New York, NY
June 27, 2012